Exhibit 99.1

       NVIDIA REPORTS OPERATING RESULTS FOR THE FIRST QUARTER FISCAL 2004

SANTA CLARA, CA. - MAY 8, 2003 - NVIDIA Corporation (Nasdaq: NVDA) today reported financial results for the first quarter of fiscal 2004.

      For the first quarter of fiscal 2004, revenue was $405.0 million, compared to $582.9 million for the first quarter of fiscal 2003. Net income for the first quarter of fiscal 2004 was $19.7 million, or $0.12 per diluted share, compared to net income of $83.2 million, or $0.47 per diluted share, for the first quarter of fiscal 2003.

      "Our key objective for the quarter was to ramp into production our new family of DX9-generation GPUs and bring cinematic computing to the mass market," stated Jen-Hsun Huang, president and CEO of NVIDIA. "We absolutely delivered by deploying the FX architecture simultaneously into our desktop, mobile and workstation product lines. In addition, our NVIDIA nForce(TM) 2 and new NVIDIA nForce 3 platform processors are changing the competitive landscape in the core logic market place. And most importantly, our increased market share demonstrates the strength of the NVIDIA brand and our customers' demand for NVIDIA products on any platform."

      NVIDIA will conduct a conference call with analysts and investors to discuss its first quarter fiscal year 2004 financial results and current financial prospects today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time). To listen to the call, please visit the Investor Relations section of the NVIDIA web site at http://www.nvidia.com/ir. A live web cast (listen-only mode) of the conference call will be held at the NVIDIA investor relations web site and at http://www.streetevents.com. The web cast will be recorded and available for replay until the Company's conference call to discuss its financial results for its second quarter fiscal 2004.

About NVIDIA

      NVIDIA Corporation is a visual computing technology and market leader dedicated to creating products that enhance the interactive experience on consumer and professional computing platforms. Its graphics and communications processors have broad market reach and are incorporated into a wide variety of computing platforms, including consumer digital-media PCs, enterprise PCs, professional workstations, digital content creation systems, notebook PCs, military navigation systems and video game consoles. NVIDIA is headquartered in Santa Clara, California and employs more than 1,500 people worldwide. For more information, visit the company's web site at www.nvidia.com.

      Certain statements in this press release regarding earnings in the first quarter of fiscal 2004, including the statements relating to the Company's expectations for NVIDIA's family of products and market position, are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, manufacturing and other delays relating to new products, difficulties in the fabrication process and dependence of the Company on third-party manufacturers, general industry trends including cyclical trends in the PC and semiconductor industries, manufacturing costs and the pricing of components such as memory, the impact of competitive products and pricing alternatives, changes in industry standards and interfaces, market acceptance of the Company's new products, the Company's dependence on third-party developers and publishers and the impact of litigation and other proceedings. Investors are advised to read the Company's Annual Report on Form 10-K filed on April 25, 2003, particularly those sections entitled "Business Risks," for a fuller discussion of these and other risks and uncertainties.

                               NVIDIA CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)
                                   (Unaudited)

                                                        Three Months Ended
                                                      April 27,     April 28,
                                                        2003          2002
                                                        ----          ----

Revenue                                               $404,983      $582,905

Cost of revenue                                        278,415       375,740
                                                      --------      --------

Gross profit                                           126,568       207,165

Operating expenses:

      Research and development                          59,310        52,492

      Sales, general and administrative                 40,910        37,482
                                                      --------      --------

          Total operating expenses                     100,220        89,974
                                                      --------      --------

Operating income                                        26,348       117,191

Interest and other income, net                           1,862         1,731
                                                      --------      --------

Income before income tax expense                        28,210       118,922

Income tax expense (A)                                   8,463        35,677
                                                      --------      --------

Net income                                            $ 19,747      $ 83,245
                                                      ========      ========

Basic net income per share                            $   0.12      $   0.55
                                                      ========      ========

Diluted net income per share (B)                      $   0.12      $   0.47
                                                      ========      ========

Shares used in basic per share computation             158,622       150,684

Shares used in diluted per share computation (B)       167,925       182,565

--------------------------------------------------------------------------------
(A) The effective income tax rate for the three months ended April 27, 2003 and April 28, 2002 was 30%.

(B) For the period ended April 28, 2002, dilutive shares include shares issuable upon the conversion of the convertible debenture. Diluted net income per share was computed using the as-if-converted method for the convertible debenture and the treasury stock method for stock options.

                               NVIDIA CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                       April 27,     January 26,
                                                         2003           2003
                                                         ----           ----
ASSETS

Current assets:
     Cash, cash equivalents and marketable
       securities                                     $1,050,338     $1,028,413
     Accounts receivable, net                            155,751        154,501
     Inventories                                         165,785        145,046
     Prepaid and other current assets                     17,666         12,393
     Prepaid and deferred taxes                           11,249         11,249
                                                      ----------     ----------

       Total current assets                            1,400,789      1,351,602

Property and equipment, net                              148,904        135,152
Deposits and other assets                                 12,171         10,473
Prepaid and deferred taxes                                43,317         43,317
Goodwill                                                  55,139         54,227
Intangible assets, net                                    27,213         22,244
                                                      ----------     ----------

       Total assets                                   $1,687,533     $1,617,015
                                                      ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                 $  234,437     $  141,129
     Accrued liabilities                                 175,344        228,467
     Current portion of note and capital lease
       obligations                                         6,203          5,676
     Interest payable                                        525          4,176
                                                      ----------     ----------

       Total current liabilities                         416,509        379,448

Capital lease obligations, less current portion            4,194          4,880
Long-term convertible debenture                          300,000        300,000
Long-term liabilities                                      6,000             --
Stockholders' equity                                     960,830        932,687
                                                      ----------     ----------

       Total liabilities and stockholders' equity     $1,687,533     $1,617,015
                                                      ==========     ==========